                                                                     EXHIBIT 4.3



================================================================================


                        ENERGY CORPORATION OF AMERICA

                                  As Issuer




                      9 1/2% SENIOR SUBORDINATED NOTES DUE 2007


                               ------------------

                                   INDENTURE

                            Dated as of May 23, 1997

                               ------------------




                               ------------------


                              THE BANK OF NEW YORK

                                   As Trustee



                               ------------------

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture                                                        Indenture
 Act Section                                                             Section
310    (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . .            7.10
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .            7.10
       (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . .            7.10
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.10
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
311    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.11
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
312    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            2.5
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            11.3
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            11.3
313    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.6
       (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . .            7.7
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .       7.6;11.2
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.6
314    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .       4.3;11.2
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . .            11.4
       (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . .            11.4
       (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .       10.3-10.5
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .            11.5
       (f)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
315    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.1
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .       7.5;11.2
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.1
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .            7.1
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .            6.11
316    (a)(last sentence)   . . . . . . . . . . . . . . . . . .            2.9
       (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . .            6.5
       (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . .            6.4
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            6.7
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            2.11
317    (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . .            6.8
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .            6.9
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            2.4

318    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . .            11.1
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .            N.A.
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .            11.1


---------------

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----

                                  ARTICLE 1
                        DEFINITIONS AND INCORPORATION
                                BY REFERENCE

Section 1.1.  Definitions  . . . . . . . . . . . . . . . . . . . . .    1
Section 1.2.  Other Definitions  . . . . . . . . . . . . . . . . . .   22
Section 1.3.  Incorporation By Reference of Trust Indenture Act  . .   23
Section 1.4.  Rules of Construction  . . . . . . . . . . . . . . . .   23

                                  ARTICLE 2
                                  THE NOTES

Section 2.1.  Form and Dating  . . . . . . . . . . . . . . . . . . .   24
Section 2.2.  Execution and Authentication   . . . . . . . . . . . .   26
Section 2.3.  Registrar and Paying Agent   . . . . . . . . . . . . .   27
Section 2.4.  Paying Agent To Hold Money in Trust  . . . . . . . . .   27
Section 2.5.  Securityholder Lists   . . . . . . . . . . . . . . . .   28
Section 2.6.  Transfer and Exchange  . . . . . . . . . . . . . . . .   28
Section 2.7.  Replacement Securities   . . . . . . . . . . . . . . .   35
Section 2.8.  Outstanding Securities   . . . . . . . . . . . . . . .   36
Section 2.9.  Temporary Securities   . . . . . . . . . . . . . . . .   36
Section 2.10.  Cancellation  . . . . . . . . . . . . . . . . . . . .   37
Section 2.11.  Defaulted Interest  . . . . . . . . . . . . . . . . .   37
Section 2.12.  CUSIP Numbers   . . . . . . . . . . . . . . . . . . .   37

                                  ARTICLE 3
                          REDEMPTION AND PREPAYMENT

Section 3.1.  Notices to Trustee   . . . . . . . . . . . . . . . . .   37
Section 3.2.  Selection of Securities to Be Redeemed   . . . . . . .   38
Section 3.3.  Notice of Redemption   . . . . . . . . . . . . . . . .   38
Section 3.4.  Effect of Notice of Redemption   . . . . . . . . . . .   39
Section 3.5.  Deposit of Redemption Price  . . . . . . . . . . . . .   40
Section 3.6.  Securities Redeemed in Part  . . . . . . . . . . . . .   40
Section 3.7.  Optional Redemption  . . . . . . . . . . . . . . . . .   40
Section 3.8.  Mandatory Redemption   . . . . . . . . . . . . . . . .   41
Section 3.9.  Offer to Purchase By Application of Excess Proceeds. .   41

                                                                     Page
                                                                     ----

                                   ARTICLE 4
                                   COVENANTS

Section 4.1.  Payment of Securities  . . . . . . . . . . . . . . . .   44
Section 4.2.  Maintenance of Office or Agency  . . . . . . . . . . .   44
Section 4.3.  SEC Reports  . . . . . . . . . . . . . . . . . . . . .   45
Section 4.4.  Compliance Certificate   . . . . . . . . . . . . . . .   45
Section 4.5.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 4.6.  Limitations on Restricted Payments   . . . . . . . . .   46
Section 4.7.  Limitations on Incurrence of Indebtedness and
       Issuance of Disqualified Stock  . . . . . . . . . . . . . . .   49
Section 4.8.  Limitations on Dividend and Other Payment
       Restrictions Affecting Subsidiaries   . . . . . . . . . . . .   52
Section 4.9.  Asset Sales  . . . . . . . . . . . . . . . . . . . . .   53
Section 4.10.  Liens   . . . . . . . . . . . . . . . . . . . . . . .   54
Section 4.11.  Offer to Repurchase Upon Change of Control  . . . . .   55
Section 4.12.  Transactions with Affiliates  . . . . . . . . . . . .   57
Section 4.13.  Sale and Leaseback Transactions   . . . . . . . . . .   58
Section 4.14.  Limitation on Guarantees of Indebtedness by
       Restricted Subsidiaries   . . . . . . . . . . . . . . . . . .   58
Section 4.15.  Limitation on the Sale or Issuance of Capital
       Stock of Restricted Subsidiaries  . . . . . . . . . . . . . .   59
Section 4.16.  Corporate Existence   . . . . . . . . . . . . . . . .   60
Section 4.17.  No Layering   . . . . . . . . . . . . . . . . . . . .   60
Section 4.18.  Business Activities   . . . . . . . . . . . . . . . .   61

                             ARTICLE 5
                            SUCCESSORS

Section 5.1.  Merger, Consolidation, or Sale of Substantially
       All Assets  . . . . . . . . . . . . . . . . . . . . . . . . .   61
Section 5.2.  Successor Corporation Substituted  . . . . . . . . . .   62

                             ARTICLE 6
                       DEFAULTS AND REMEDIES

Section 6.1.  Events of Default  . . . . . . . . . . . . . . . . . .   63
Section 6.2.  Acceleration   . . . . . . . . . . . . . . . . . . . .   65
Section 6.3.  Other Remedies   . . . . . . . . . . . . . . . . . . .   66

                                                                     Page
                                                                     ----
Section 6.4.  Waiver of Past Defaults  . . . . . . . . . . . . . . .   66
Section 6.5.  Control by Majority  . . . . . . . . . . . . . . . . .   66
Section 6.6.  Limitation on Suits  . . . . . . . . . . . . . . . . .   67
Section 6.7.  Rights of Holders of Securities to Receive Payment . .   67
Section 6.8.  Collection Suit by Trustee   . . . . . . . . . . . . .   67
Section 6.9.  Trustee May File Proofs of Claim   . . . . . . . . . .   68
Section 6.10.  Priorities  . . . . . . . . . . . . . . . . . . . . .   68
Section 6.11.  Undertaking for Costs   . . . . . . . . . . . . . . .   69
Section 6.12.  Stay, Extension and Usury Laws  . . . . . . . . . . .   69

                             ARTICLE 7
                              TRUSTEE
Section 7.1.  Duties of Trustee  . . . . . . . . . . . . . . . . . .   70
Section 7.2.  Rights of Trustee  . . . . . . . . . . . . . . . . . .   71
Section 7.3.  Individual Rights of Trustee   . . . . . . . . . . . .   72
Section 7.4.  Trustee's Disclaimer   . . . . . . . . . . . . . . . .   72
Section 7.5.  Notice of Defaults   . . . . . . . . . . . . . . . . .   73
Section 7.6.  Reports by Trustee to Holders of the Securities  . . .   73
Section 7.7.  Compensation and Indemnity   . . . . . . . . . . . . .   73
Section 7.8.  Replacement of Trustee   . . . . . . . . . . . . . . .   74
Section 7.9.  Successor Trustee by Merger, etc.    . . . . . . . . .   76
Section 7.10.  Eligibility; Disqualification   . . . . . . . . . . .   76
Section 7.11.  Preferential Collection of Claims Against Company   .   76

                             ARTICLE 8
             LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.  Option to Effect Legal Defeasance or Covenant
Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
Section 8.2.  Legal Defeasance and Discharge   . . . . . . . . . . .   76
Section 8.3.  Covenant Defeasance  . . . . . . . . . . . . . . . . .   77
Section 8.4.  Conditions to Legal or Covenant Defeasance   . . . . .   78
Section 8.5.  Deposited Money and Government Securities to be
       Held in Trust; Other Miscellaneous Provisions   . . . . . . .   79
Section 8.6.  Repayment to Company   . . . . . . . . . . . . . . . .   80
Section 8.7.  Reinstatement  . . . . . . . . . . . . . . . . . . . .   80

                             ARTICLE 9
                 AMENDMENT, SUPPLEMENT AND WAIVER  . . . . . . . . .   81
Section 9.1.  Without Consent of Holders of Securities   . . . . . .   81

                                                                     Page
                                                                     ----
Section 9.2.  With Consent of Holders of Securities  . . . . . . . .   82
Section 9.3.  Compliance with Trust Indenture Act  . . . . . . . . .   84
Section 9.4.  Revocation and Effect of Consents  . . . . . . . . . .   84
Section 9.5.  Notation on or Exchange of Securities  . . . . . . . .   84
Section 9.6.  Trustee to Sign Amendment, etc.    . . . . . . . . . .   84

                            ARTICLE 10
                           SUBORDINATION

Section 10.1.  Agreement to Subordinate  . . . . . . . . . . . . . .   85
Section 10.2.  Designated Senior Debt  . . . . . . . . . . . . . . .   85
Section 10.3.  Liquidation; Dissolution; Bankruptcy  . . . . . . . .   85
Section 10.4.  Default on Designated Senior Debt   . . . . . . . . .   86
Section 10.5.  Acceleration of Securities  . . . . . . . . . . . . .   87
Section 10.6.  When Distribution Must Be Paid Over   . . . . . . . .   88
Section 10.7.  Notice by Company   . . . . . . . . . . . . . . . . .   88
Section 10.8.  Subrogation   . . . . . . . . . . . . . . . . . . . .   88
Section 10.9.  Relative Rights   . . . . . . . . . . . . . . . . . .   89
Section 10.10.  Subordination May Not Be Impaired by Company   . . .   89
Section 10.11.  Payment, Distribution or Notice to Representative  .   89
Section 10.12.  Rights of Trustee and Paying Agent   . . . . . . . .   90
Section 10.13.  Authorization to Effect Subordination  . . . . . . .   90
Section 10.14.  Amendments   . . . . . . . . . . . . . . . . . . . .   91
Section 10.15.  No Waiver of Subordination Provisions  . . . . . . .   91
Section 10.16.  Not To Prevent Events of Default or Limit Right To
        Accelerate   . . . . . . . . . . . . . . . . . . . . . . . .   91
Section 10.17.  Trust Moneys Not Subordinated  . . . . . . . . . . .   91
Section 10.18.  "Trustee" to Include Paying Agent  . . . . . . . . .   92

                            ARTICLE 11
                           MISCELLANEOUS

Section 11.1.  Trust Indenture Act Controls  . . . . . . . . . . . .   92
Section 11.2.  Notices   . . . . . . . . . . . . . . . . . . . . . .   92
Section 11.3.  Communication by Holders of Securities with Other
       Holders of Securities   . . . . . . . . . . . . . . . . . . .   93
Section 11.4.  Certificate and Opinion as to Conditions Precedent. .   93
Section 11.5.  Statements Required in Certificate or Opinion   . . .   94
Section 11.6.  Acts of Holders; Rules by Trustee and Agents  . . . .   95

                                                                     Page
                                                                     ----
Section 11.7.  No Personal Liability of Directors, Officers,
       Employees and Stockholders  . . . . . . . . . . . . . . . . .   95
Section 11.8.  Governing Law   . . . . . . . . . . . . . . . . . . .   95
Section 11.9.  No Adverse Interpretation of Other Agreements   . . .   95
Section 11.10. Successors  . . . . . . . . . . . . . . . . . . . . .   96
Section 11.11. Severability  . . . . . . . . . . . . . . . . . . . .   96
Section 11.12. Counterpart Originals   . . . . . . . . . . . . . . .   96
Section 11.13. Table of Contents, Headings, Etc.   . . . . . . . . .   96



                                    EXHIBITS

Exhibit A     FORM OF INITIAL NOTE
Exhibit B     FORM OF EXCHANGE NOTE
Exhibit C     FORM OF TRANSFEREE LETTER OF REPRESENTATIONS
Exhibit D     FORM OF SUPPLEMENTAL INDENTURE

              INDENTURE dated as of May 23, 1997 between Energy Corporation of America, a West Virginia corporation (the "Company"), as issuer, and The Bank of New York, as trustee (the "Trustee").

              The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Senior Subordinated Notes due 2007 of the Company (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 9 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes" and, together with the Initial Notes, the "Securities"):


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

              Section 1.1.  Definitions.

              "Acquired Debt" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

              "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling,""controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

              "Agent" means any Registrar, Paying Agent or co-registrar.

              "Asset Sale" by a Person means (i) the sale, lease, conveyance or other disposition (but excluding the creation of a Lien) of any assets including, without limitation, by way of a sale and leaseback (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Sections 4.11 and/or 5.1 hereof and not by Section 4.9 hereof), and (ii) the issuance or sale by such Person or any of its Restricted Subsidiaries of Equity Interests of any of such Person's Subsidiaries (including the sale by the Company or a Restricted Subsidiary of Equity Interests in an Unrestricted Subsidiary), in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5 million or 1% of Total

Assets at the time of such transaction or (b) for net proceeds in excess of the greater of $5 million or 1% of Total Assets at the time of such transaction. Notwithstanding the foregoing, the following shall not be deemed to be Asset
Sales: (i) a transfer of assets by such Person to a Wholly Owned Restricted Subsidiary of such Person by a Wholly Owned Restricted Subsidiary of such Person to such Person or to another Wholly Owned Restricted Subsidiary of such Person, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of such Person to such Person or to another Wholly Owned Restricted Subsidiary of such Person, (iii) the making of a Restricted Payment or a Permitted Investment that is permitted by Section 4.6, (iv) the abandonment, farm-out, lease or sublease of undeveloped oil and gas properties in the ordinary course of business, (v) the trade or exchange by such Person or any Restricted Subsidiary of such Person of any oil and gas property owned or held by such Person or such Restricted Subsidiary for any oil and gas property or properties owned or held by another Person, which the Board of Directors of the Company determines in good faith to be of approximately equivalent value, (vi) the sale or transfer of oil, natural gas, natural gas liquids or hydrocarbons or mineral products or surplus or obsolete equipment in the ordinary course of business, (vii) the sale or lease of equipment, inventory, accounts receivable or obsolete or surplus equipment or assets in the ordinary course of business consistent with past practice, (viii) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property or properties owned or held by the Company or such Restricted Subsidiary for any oil and gas property or properties owned or held by another Person provided that the fair market value of the properties traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the properties (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary as determined in good faith by (A) any officer of the Company if such fair market value is less than $5 million and (B) the Board of Directors of the Company as certified by a resolution delivered to the Trustee if such fair market value is equal to or in excess of $5 million.

              "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payment" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

              "Bankruptcy Code" means Title 11 of the United States Code, as amended.

              "Board of Directors" means the Board of Directors of the Company or a Subsidiary Guarantor, if any, or any authorized committee of such Board of Directors.

              "Business Day" means any day other than a Legal Holiday.

              "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

              "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

              "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed as to full and timely payment or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) demand or time deposits,certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper having a rating of at least P1 from Moody's (or its successor) and a rating of at least A1 from S&P (or its successor) and
(vi) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (ii) through
(v) above.

              "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or group of related "persons" (a "Group") (as such terms are used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" (as defined above) or Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than 35% of the outstanding Voting Stock of the Company having the right to elect directors under ordinary circumstances other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for voting stock of the surviving corporation which is not Disqualified Stock or (B) John Mork and Julie Mork continue to own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

              "Closing Date" the date of the closing of the sale of the Securities offered pursuant to the Offering.

              "Commission" means the Securities and Exchange Commission.

              "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (together with any related provision for taxes), to the extent such losses were included in computing such Consolidated Net Income, plus (ii) an amount equal to the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including state franchise taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount and capitalized debt issuance costs, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, depletion and amortization expenses (including amortization of goodwill and other intangibles) for such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion and amortization expenses were deducted in computing such Consolidated Net Income, plus (v) exploration and impairment expenses for such Person and its Restricted Subsidiaries for such period to the extent such expenses were deducted in computing such Consolidated Net Income, plus (vi) other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such other noncash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges and expenses of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

              "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof during such period, (ii) the Net Income of any Restricted Subsidiary shall be included (x) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders and (y), with respect to a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, in an amount equal to the pro rata share of such dividend or distribution (in accordance with the Equity Interests thereof held by the Company and its Restricted Subsidiaries), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

              "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company, plus (ii) paid-in capital or capital surplus relating to such Capital Stock, plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit (in each case excluding any minority interest) and (B) any amounts attributable to Disqualified Stock.

              "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of original issuance of the Securities or
(ii) was nominated for election or elected to such Board of Directors with the approval of (A) two-thirds of the Continuing Directors who were members of such Board at the time of such nomination or election or (B) two-thirds of those Directors who were previously approved by Continuing Directors.

              "Corporate Trust Office of the Trustee" shall be at the address
of the Trustee specified in Section 11.2   hereof or such other address as to
which the Trustee may give notice to the Company.

              "Credit Agreement" means that certain Credit Agreement, dated as of May 20, 1997, between the Company, and General Electric Capital Corporation, as agent and lender, and certain other financial institutions, as lenders, providing for up to $50 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time, whether or not with the same lenders or agents.

              "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, Production Payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Securities are first issued and authenticated under this Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the definition of Permitted Indebtedness set forth in Section 4.7 hereof.

              "Debt to Cash Flow Ratio" means with respect to any Person for any period, the ratio of the Indebtedness of such Person for such period to the Consolidated Cash Flow of such Person for such period; provided, that, for purposes of the foregoing, Indebtedness shall not include Indebtedness of such Person that is required to be repaid within 12 months after the incurrence thereof except to the extent that the aggregate principal amount of any such Indebtedness outstanding at any time exceeds the amount permitted to be outstanding by any credit agreement to which such Person is a party. In the event that such Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Debt Coverage Ratio is being calculated but prior to the date on which the calculation of the Debt Coverage Ratio is made (the "Debt to Cash Flow Calculation Date"), then the Debt Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Debt to Cash Flow Calculation Date (including, without limitation, any acquisition to occur on the Debt to Cash Flow Calculation Date) shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by such Person pursuant to Section 4.7 hereof during the four-quarter reference period and on or prior to the Debt to Cash Flow Calculation Date shall be deemed to have been received by such Person or any of its Subsidiaries on the first day of the four-quarter reference period and applied to its intended use on such date and (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Debt to Cash Flow Calculation Date, shall be excluded.

              "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

              "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

              "Designated Senior Debt" means (i) the Credit Agreement and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

              "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Stock or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature.

              "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

              "Energy Business" means (i) the operation of one or more natural gas distribution businesses, (ii) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (iii) the gathering, purchasing, marketing, treating, processing, storage, selling and transporting of any natural oil, gas and other minerals or hydrocarbon products, (iv) any business related to any business or activity described in clause (i) or clause (iii) of this definition, including, without limitation, (a) the production of electricity or other sources of power utilizing oil, gas or other hydrocarbon products and (b) providing services in support of or incidental to any business or activity described in clause (i) or clause (ii) of this definition and (v) any activity that is ancillary to or necessary to appropriate for the activities described in clauses (i) through
(iv) of this definition.

              "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

              "ESC" means Eastern Systems Corporation.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such

Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, Consolidated Cash Flow and Fixed Charges shall be calculated on a pro forma basis, in the manner specified below, with respect to the following events: (i) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including, without limitation, any acquisition to occur on the Calculation
Date) shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated (a) without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (b) giving effect to pro forma adjustments relating to such acquisition that would generally be permitted under applicable accounting standards with respect to pro forma financial statements, (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by such Person pursuant to the first paragraph of Section 4.7 hereof during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have been received by such Person or any of its Restricted Subsidiaries on the first day of the four-quarter reference period and applied to its intended use on such date, (iii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

              "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries (excluding the interest expense at Mountaineer) for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Interest Rate Hedging Agreements), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

              "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as of the date hereof.

              "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

              "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

              "Guarantor Senior Indebtedness" means any Indebtedness of a Subsidiary Guarantor permitted to be incurred under the terms of this Indenture, unless the Instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor, including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include
(1) any liability for federal, state, local or other taxes owed or owing by any Subsidiary Guarantor, (2) any obligation of a Subsidiary Guarantor to the Company, (3) any accounts payable or trade liabilities of a Subsidiary Guarantor arising in the ordinary course of business (including instruments evidencing such liabilities), (4) any Indebtedness of a Subsidiary Guarantor that is incurred in violation of this Indenture, (5) Indebtedness of a Subsidiary Guarantor which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor, (6) any Indebtedness, guarantee or obligation of a Subsidiary Guarantor which is subordinate or junior to any other Indebtedness, guarantee or obligation of such Subsidiary Guarantor, (7) Indebtedness evidenced by a Subsidiary Guarantee and (8) Capital Stock of a Subsidiary Guarantor.

              "Holder" means a Person in whose name a Security is registered on the Registrar's books.

              "Indebtedness" means, with respect to any Person, without duplication, (a) any indebtedness of such Person, whether or not contingent,
(i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) evidenced by letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, (iv) representing Capital Lease Obligations, (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable, (vi) representing any obligations in respect of Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts, and (vii) in respect of any Production Payment, (b) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (c) obligations of such Person in respect of production imbalances, (d) Attributable Debt of such Person and (e) to the extent not otherwise included in the foregoing, the guarantee by such Person of any indebtedness of any other Person.

              "Indenture" means this Indenture, as amended or supplemented from time to time.

              "Initial Purchasers" means Chase Securities Inc. and Prudential Securities Incorporated.

              "Interest Rate Hedging Agreements" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

              "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit and other ordinary course advances customarily made in the Energy Business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that the following shall not constitute
Investments: (i) an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company, (ii) Interest Rate Hedging Agreements entered into in accordance with the limitations set forth in clause (g) of the definition of "Permitted Indebtedness" set forth in Section 4.7 hereof and (iii) Oil and Gas Hedging Contracts entered into in accordance with the limitations set forth in clause (h) of the definition of "Permitted Indebtedness" set forth in Section 4.7 hereof. If such Person or any Restricted Subsidiary of such Person sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of such Person such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of such Person, such Person shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of Denver or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement and other than a financing statement relating to a sale of accounts receivable).

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

              "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding cash amounts placed in escrow, until such amounts are released to the Company), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and expenses, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP and any reserve established for future liabilities.

              "Non-Recourse Debt" means Indebtedness as to which (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of such Indebtedness and (ii) no default with respect to such Indebtedness would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

              "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

              "Offering" means the offering of the Securities by the Company.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

              "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.5 hereof.

              "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

              "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

              "Pari Passu Debt" means (a) with respect to the Securities, Indebtedness which ranks pari passu in right of payment to the Securities and
(b) with respect to any Subsidiary Guarantee, Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantee.

              "Permitted Indebtedness" has the meaning ascribed to it in
Section 4.7 hereof.

              "Permitted Investments" of a Person means (a) any Investment in such Person or in a Wholly Owned Restricted Subsidiary of such Person; (b) any Investment in Cash Equivalents or securities issued or directly and fully guaranteed as to full and timely payment or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (c) any Investment by such Person or any Restricted Subsidiary of such Person in a Person if, as a result of such Investment and any related transactions that at the time of such Investment are contractually mandated to occur, (i) such Person becomes a Wholly Owned Restricted Subsidiary of such Person or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, such Person or a Wholly Owned Restricted Subsidiary of such Person; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.9 hereof; (e) Investments by the Company or any Wholly Owned Restricted Subsidiary in any Person which is a Wholly Owned Restricted Subsidiary; (f) Investments in the Company by any Wholly Owned Restricted Subsidiary; (g) Investments in any Person the consideration for which consists of Equity Interests in the Company (other than Disqualified Stock); (h) other Investments in any Person or Persons having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value (as determined in good faith by the Board of Directors of the Company, which determination shall be evidenced by a resolution of such Board)), when taken together with all other Investments made by the Company and its Restricted Subsidiaries pursuant to this clause (h) that are at the time outstanding not to exceed 5% of Total Assets at the time such Investment is made; (i) any Investment acquired by the Company in exchange for Equity Interests in the Company (other than Disqualified Stock); (j) shares of Capital Stock received in connection with any good faith settlement of a bankruptcy proceeding involving a trade creditor; (k) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, joint development agreements, concession, license or permit agreements relating to exploration and development of oil and gas properties, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into the ordinary course of the Energy Business, excluding, however, Investments in corporations other than any Investment otherwise permitted by this definition; (l) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (m) the acceptance of notes payable from employees of the Company or any of its Subsidiaries as payment for the purchase of Capital Stock of the Company or any of its Subsidiaries by such employees provided that any such note payable is secured by a pledge of the shares of Capital Stock of a Subsidiary purchased therewith; (n) endorsements of negotiable instruments and documents in the ordinary course of business; and
(o) any Investments outstanding on the date hereof (and any reinvestment of the proceeds thereof in any similar investment).

              "Permitted Liens" means (i) Liens securing Indebtedness of a Restricted Subsidiary or Senior Debt that is outstanding on the date of issuance of the Securities (after giving effect to the application of the proceeds therefrom), Liens securing Senior Debt that is permitted by the terms of this Indenture to be incurred and Liens securing Permitted Refinancing Debt relating to Indebtedness or Senior Debt referred to in this clause (i) (provided that, with respect to Permitted Refinancing Debt, such Liens extend to or cover only the property or assets securing the Indebtedness or Senior Debt being refinanced); (ii) Liens in favor of the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, Liens upon any property of any Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary, provided, that in each case such Lien has not been created in contemplation of such acquisition, merger, consolidation or transfer, and provided further that in each such case no such Lien shall extend to or cover any property of the Company or any Subsidiary other than the property being acquired (through purchase, merger, consolidation or otherwise) and improvements thereon; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, old age pension or public liability obligations or to secure the payment or performance of bids, tenders, statutory or regulatory obligations, surety, stay or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters), (v) Liens existing on the date of this Indenture (after giving effect to the application of proceeds therefrom), (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent, that do not materially adversely affect the operations of the company or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business; (viii) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (ix) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Energy Business for the exploration, drilling, development or operation thereof; (x) Liens in pipelines or pipeline facilities that arise under operation of law; (xi) Liens arising under operating agreements, joint venture agreements, joint development agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements that are customary in the Energy Business; (xii) Liens reserved in oil and gas mineral leases for bonus and rental payments and for compliance with the terms of such leases; (xiii) Liens securing any Interest Rate Hedging Agreement permitted to be entered into pursuant to Section 4.7 hereof; (xiv) Liens securing any Oil and Gas Hedging Contract permitted to be entered into pursuant to Section 4.7 hereof; (xv) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of real properties, and minor defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property or services, and in the aggregate do not materially adversely affect the value of such properties or materially impair use for the purposes of which such properties are held by the Company or any Subsidiaries; (xvi) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (xvii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank; (xviii) purchase money security interests granted in connection with the acquisition of fixed assets in the ordinary course of business and consistent with past practices, provided, that (A) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such fixed assets; (xix) Liens to secure Dollar-Denominated Production Payments; and Volumetric Production Payments; (xx) Liens securing the Securities and (xxi) Liens not otherwise permitted by clauses (i) through (xx) that are incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5 million at any one time outstanding.

              "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Indebtedness incurred under a Credit Facility) of the Company or any of its Restricted Subsidiaries; provided that:
(i) the principal amount of such Permitted Refinancing Debt (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom) does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus the amount of reasonable expenses incurred in connection therewith (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP); (ii) such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or the Subsidiary Guarantees, if any, as the case may be, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities or the Subsidiary Guarantees, if any, as the case may be, on terms at least as favorable taken as a whole to the Holders of the Securities or the Subsidiary Guarantees, if any, as the case may be, as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Production Payments" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

              "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

              "Registered Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

              "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated May 23, 1997, among the Company, Chase Securities Inc. and Prudential Securities Incorporated.

              "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Investment" means an Investment other than a Permitted Investment.

              "Restricted Subsidiary" means any direct or indirect Subsidiary of the Company that is not an Unrestricted Subsidiary.

              "S&P" means Standard & Poor's Ratings Group and its successors.

              "SEC" means the Securities and Exchange Commission.

              "Securities" means the Securities issued under this Indenture.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Securities Custodian" means the Trustee or the Registrar, as custodian with respect to the Securities in global form, or any successor entity thereto or any entity acting as custodian with respect to Securities in global form.

              "Senior Debt" means (i) Indebtedness of the Company or any Subsidiary of the Company under or in respect of any Credit Facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and (ii) any other Indebtedness permitted under the terms hereof, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation hereof (other than Indebtedness under (i) any Credit Agreement or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under this Indenture).

              "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company or a Subsidiary Guarantor, if any, that (i) specifically provides that such Indebtedness is to rank pari passu with the Securities or is otherwise entitled "Senior Subordinated" Indebtedness and (ii) is not expressly subordinated by its terms in right of payment to any Indebtedness of the Company that is not Senior Debt.

              "Shelf Registration Statement" has the meaning ascribed to such term in the Registration Rights Agreement.

              "Subordinated Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary (whether outstanding on the date of the issuance of the Securities or thereafter incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

              "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

              "Subsidiary Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

              "Subsidiary Guarantor" means any Person that incurs a Subsidiary Guarantee; provided that upon the release and discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor.

              "Tax Sharing Agreement" means the Tax Sharing Agreement, if any, among the Company and its Subsidiaries, as the same may be amended, supplemented, waived or otherwise modified from time to time.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

              "Total Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

              "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6 hereof.

              "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and
(ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall, at the date of designation, and will at all times thereafter; consist of Non-Recourse Debt;
(c) the Company certifies that such designation was permitted by Section 4.6;
(d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; (e) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no Investments in, the Company or any Restricted Subsidiary; (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (g) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company. Any such designation by the Board of Directors of the

Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to Section 4.7 on a pro forma basis taking into account such designation.

              "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

              "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person normally entitling the holders thereof to vote in the election of members of the Board of Directors or other governing body of such Person.

              "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

              "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

              Section 1.2.  Other Definitions.

                                                                          Defined in
                     Term                                                  Section
              "Affiliate Transaction"   . . . . . . . . . . . . . . .        4.12
              "Agent Members"   . . . . . . . . . . . . . . . . . . .        2.1
              "Asset Sale Offer"  . . . . . . . . . . . . . . . . . .        3.9
              "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . .        6.1
              "Change of Control Offer"   . . . . . . . . . . . . . .        4.11
              "Change of Control Payment"   . . . . . . . . . . . . .        4.11

              "Change of Control Payment Date"  . . . . . . . . . . .        4.11
              "Common Stock"  . . . . . . . . . . . . . . . . . . . .        3.7
              "Covenant Defeasance"   . . . . . . . . . . . . . . . .        8.3
              "Custodian"   . . . . . . . . . . . . . . . . . . . . .        6.1
              "Definitive Securities"   . . . . . . . . . . . . . . .        2.1
              "Eastern American"  . . . . . . . . . . . . . . . . . .        4.12
              "Energy Business Assets"  . . . . . . . . . . . . . . .        4.9
              "Event of Default"  . . . . . . . . . . . . . . . . . .        6.1
              "Excess Proceeds"   . . . . . . . . . . . . . . . . . .        4.9
              "Global Security"   . . . . . . . . . . . . . . . . . .        2.1
              "Guaranteed Debt"   . . . . . . . . . . . . . . . . . .        4.14
              "incur"   . . . . . . . . . . . . . . . . . . . . . . .        4.7
              "Legal Defeasance"  . . . . . . . . . . . . . . . . . .        8.2
              "Mountaineer"   . . . . . . . . . . . . . . . . . . . .        4.7
              "Non-Global Purchasers"   . . . . . . . . . . . . . . .        2.1
              "non-payment default"   . . . . . . . . . . . . . . . .       10.4
              "Notice of Default"   . . . . . . . . . . . . . . . . .        6.1
              "Offer Amount"  . . . . . . . . . . . . . . . . . . . .        3.9
              "Offer Period"  . . . . . . . . . . . . . . . . . . . .        3.9
              "Other Consideration"   . . . . . . . . . . . . . . . .        4.9
              "Paying Agent"  . . . . . . . . . . . . . . . . . . . .        2.3
              "Payment Blockage Notice"   . . . . . . . . . . . . . .       10.4
              "Payment Default"   . . . . . . . . . . . . . . . . . .        6.1
              "Purchase Date"   . . . . . . . . . . . . . . . . . . .        3.9
              "Register"  . . . . . . . . . . . . . . . . . . . . . .        2.3
              "Registrar"   . . . . . . . . . . . . . . . . . . . . .        2.3
              "Restricted Payments"   . . . . . . . . . . . . . . . .        4.6
              "Restricted Securities Legend"  . . . . . . . . . . . .        2.6
              "Rule 144A"   . . . . . . . . . . . . . . . . . . . . .        2.1(a)
              "Surviving Entity"  . . . . . . . . . . . . . . . . . .        5.1

              Section 1.3.  Incorporation By Reference of Trust Indenture Act.

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Securities;

              "indenture to be qualified" means this Indenture;

              "indenture trustee" or "institutional trustee" means the Trustee;

              "obligor" with respect to the Securities means the Company and with respect to the Subsidiary Guarantees, if any, means the Subsidiary Guarantors and any successor obligor upon the Securities and the Subsidiary Guarantees, respectively.

              All other terms used in this indenture that are defined by the TIA, defined by TIA reference to another statute or defined by rule enacted by the Commission under the TIA have the meanings so assigned to them.

              Section 1.4.  Rules of Construction.

              Unless the context otherwise requires:

              (1)    a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular;

              (5)    provisions apply to successive events and transactions;
       and

              (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time.


                                   ARTICLE 2
                                   THE NOTES

              Section 2.1. Form and Dating. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture.

              (a) Global Securities. The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

              Initial Notes offered and sold to QIBs in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent Global Security in definitive, fully registered form without interest coupons with the legend called for by Exhibit A hereto (the "Global Security"), which shall be deposited on behalf of the Initial Purchasers of the Initial Securities represented thereby with the Trustee, as Securities Custodian for the Depository, and registered in the name of Cede & Co., as nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and the Depository or its nominee as hereinafter provided.

              (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Securities deposited with or on behalf of the Depository.

              The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be held by the Trustee as custodian for the Depository. After the issuance of Exchange Notes under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Security as custodian for the Depository or any other Security registered in the name of the Depository or a nominee of the Depository.

              Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

              (c) Certificated Securities. Except as otherwise provided herein, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are not QIBs (referred to herein as the "Non-Global Purchasers") will receive certificated Initial Securities bearing the Restricted Securities Legend ("Definitive Securities"); provided, however, that upon transfer of such Restricted Certificated Securities to a QIB, such Restricted Certificated Securities will, unless the relevant Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.6 hereof. Definitive Securities will include the Restricted Securities Legend unless removed in accordance with this Section 2.1(c) or Section 2.6(g) hereof.

              After a transfer of any Initial Notes during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Notes, all requirements pertaining to legends on such Initial Notes will cease to apply, the requirements requiring that any such Initial Notes issued to certain Holders be issued in global form will cease to apply, and certificated Initial Notes without legends will be made available to the Holders of such Initial Notes. Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of Initial Notes are issued Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the Restricted Notes Legend will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

              Section 2.2. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature.

              If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

              A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

              The Trustee shall authenticate and make available for delivery
(1) Initial Notes for original issue in an aggregate principal amount of $200.0 million, and (2) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to the Registration Rights Agreement, for Initial Notes for a like principal amount of Initial Notes exchanged pursuant thereto, in each case upon a written order of the Company signed by one Officer. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes or Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $200.0 million.

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

              Section 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying

Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Register"). The ownership of Securities shall be proved by such Register. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

              The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. The Company or any of its Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

              The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

              The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Securities.

              Section 2.4. Paying Agent To Hold Money in Trust. On or prior to 11:00 a.m. on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall, on or immediately prior to each due date of the principal and interest on any Security, segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

              Any money deposited with the Trustee or any Paying Agent in trust for the payment of principal and interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

              Section 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

              Section 2.6. Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

              (x)  to register the transfer of such Definitive Securities; or

              (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                (i) shall be duly endorsed or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (ii) in the case of Transfer Restricted Securities that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                     (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                     (B) if such Transfer Restricted Securities are being transferred to the Company or to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                     (C) if such Transfer Restricted Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Security),
              (ii) if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto.

              (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance satisfactory to the Trustee and the Company, together with:

                (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

               (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Security in the appropriate principal amount.

              (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

              (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                (i) Any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
       (A),(B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents:

                     (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

                     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                     (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee a Definitive Security.

               (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Securities available for delivery to the persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

              (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

              (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

                (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officer's Certificate requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, will authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of Global Securities, in exchange for such Global Securities.

              (g)  Legend.

                (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend (the "Restricted Securities Legend") in substantially the following form:

              "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

              THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY,
              (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULES 501(A)(1), (2),
              (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                     (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                     (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in clause (i) of this Section 2.6(g) (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

              (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) or the Securities Custodian with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                (i) Obligations with Respect to Transfers and Exchanges of Securities.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

              (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                   (iv) Prior to the due presentation for registration of transfer of any Security, each of the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar shall be affected by notice to the contrary.

                   (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

              (j) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                   (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including, without limitation, any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

              Section 2.7. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Article 8 of the Uniform Commercial Code and any other applicable law are met, and if the Holder (i) satisfies the Company and the Trustee, within a reasonable time after such Holder has notice thereof, with respect to such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) so requests the Company or the Trustee prior to the Security being acquired by a bonafide purchaser and (iii) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security (including amounts necessary to pay taxes or other governmental charges associated with such replacement).

              Every replacement Security is an additional obligation of the Company.

              The provisions of this Section 2.7 shall (to the extent lawful) be exclusive and preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

              Section 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

              If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bonafide purchaser.

              If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

              Section 2.9. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and make them available for delivery in exchange for temporary Securities.

              Section 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

              Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

              Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

              Section 3.1.  Notices to Trustee.

              If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.7 hereof, then it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the paragraph of the Securities and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed (with CUSIP numbers) and (iv) the redemption price.

              Section 3.2.  Selection of Securities to Be Redeemed.

              If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Security of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

              The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
Securities and portions of Securities selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a multiple of $1,000, shall be redeemed. A new Security in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, unless the Company defaults in payment of the redemption price, interest ceases to accrue on Securities or portions of them called for redemption. Except as provided in this Section 3.2, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

              The provisions of the two preceding paragraphs of this Section
3.2 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

              Section 3.3.  Notice of Redemption.

              Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder of Securities to be redeemed at such Holder's registered address, provided, however, that the Company shall provide notice to the Trustee pursuant to
Section 3.1 hereof at least five days prior to the mailing of the notice pursuant to this Section 3.3.

              The notice shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

              (a)  the redemption date;

              (b)    the redemption price;

              (c) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

              (d)    the name and address of the Paying Agent;

              (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (f) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption cease to accrue on and after the redemption date;

              (g) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

              (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

              If any of the Securities to be redeemed is in the form of a Global Security, then such notice shall be modified in form but not substance to the extent appropriate to accord with the procedures of the Depository applicable to redemptions.

              At the Company's request and expense, the Trustee shall give the notice of redemption in the Company's name; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

              Section 3.4.  Effect of Notice of Redemption.

              Once notice of redemption is mailed in accordance with Section
3.3 hereof, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.1 hereof.

              Section 3.5.  Deposit of Redemption Price.

              On or prior to 11:00 a.m. on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of and accrued interest on, all Securities to be redeemed.

              Section 3.6.  Securities Redeemed in Part.

              Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the receipt of a written authentication order of the Company signed by two Officers of the Company, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

              Section 3.7.  Optional Redemption.

              (a) Except as set forth in clause (b) of this Section 3.7, the Company shall not have the option to redeem the Securities pursuant to this
Section 3.7 prior to May 15, 2002. From and after May 15, 2002, the Company shall have the option to redeem the Securities, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

                                                           Percentage of
       Year                                              Principal Amount
       ----                                              ----------------
       2002  . . . . . . . . . . . . . . . . . . . . .        104.750%

       2003  . . . . . . . . . . . . . . . . . . . . .        103.167%

       2004  . . . . . . . . . . . . . . . . . . . . .        101.583%

       2005 and thereafter . . . . . . . . . . . . . .        100.000%


              (b)    Notwithstanding the provisions of clause (a) of this
Section 3.7, at any time prior to May 15, 2000, the Company may, at its option, on any one or more occasions, redeem up to 33 1/3% of the original aggregate principal amount of the Securities at a redemption price equal to 109.500% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date with all or a portion of the net proceeds of public sales of common stock of the Company, par value $.01 (the "Common Stock"); provided that at least 66 2/3% of the original aggregate principal amount of the Securities remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of the related sale of Common Stock of the Company.

              (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

              (d) In addition to the foregoing, (i) upon a Change of Control each Holder will have the right to require the Company to repurchase all or part of such Holder's Securities as described in Section 4.11 and (ii) as described in Sections 3.9 and 4.9, the Company may from time to time make Asset Sales Offers.

              Section 3.8.  Mandatory Redemption.

              Except as set forth under Sections 4.9 and 4.11 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

              Section 3.9.  Offer to Purchase By Application of Excess
Proceeds.

              In the event that, pursuant to Section 4.9 hereof, the Company shall be required to commence an offer to all Holders of Securities and, to the extent required by the terms thereof, to all holders or lenders of other Pari Passu Indebtedness, to purchase Securities and any such Pari Passu Indebtedness (an "Asset Sale Offer"), it shall follow the procedures specified below.

              The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.9 hereof, giving effect to any related offer for Pari Passu Indebtedness pursuant to Section 4.9 (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

              If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

              Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

              (a)    that the Asset Sale Offer is being made pursuant to this
       Section 3.9 and Section 4.9 hereof;

              (b) the length of the Offer Period, the Offer Amount, the purchase price and the Purchase Date;

              (c) that any Security not tendered or accepted for payment shall continue to accrue interest;

              (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

              (e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

              (f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

              (g) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

              (h) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased) in the manner provided in Section 4.9; and

              (i) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

              If any of the Securities subject to an Asset Sale Offer is in the form of a Global Security, then such notice may be modified in form but not substance to the extent appropriate to accord with the procedures of the Depository applicable to repurchases.

              On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.9. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon receipt of a written authentication order of the Company signed by two Officers of the Company shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

              Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.


                                   ARTICLE 4
                                   COVENANTS

              Section 4.1.  Payment of Securities.

              The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all such amounts then due.

              The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

              Section 4.2.  Maintenance of Office or Agency.

              The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where principal, premium, if any, and interest on the Securities will be paid and where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

              The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby designates the following office of the Trustee as one such office or agency of the Company in accordance with Section 2.3: 101 Barclay Street, Floor 21 West, New York, New York 10286.

              Section 4.3.  SEC Reports.

              Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the Commission and provide, within 15 days after such filing, the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act (but without exhibits in the case of the Holders and prospective Holders). In the event that the Company is not permitted to file such reports, documents and information with the Commission, the Company will provide substantially similar information to the Trustee, the Holders and prospective Holders (upon request) as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company shall at all times comply with the other provisions of TIA Section 314(a).

              Section 4.4.  Compliance Certificate.

              (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. As of the date hereof, the Company's fiscal year ends on June 30 of each calendar year. In the event the Company changes its fiscal year, it shall promptly notify the Trustee in writing of such change.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the fiscal year-end financial statements delivered pursuant to Section 4.4(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company and each Subsidiary Guarantor, if any, shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of any Officer of such Person becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

              Section 4.5.  Taxes.

              The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

               Section 4.6.  Limitations on Restricted Payments.

              The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Equity Interests of the Company or any Restricted Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or a Restricted Subsidiary and other than dividends or distributions payable to the Company or a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent or other Affiliate of the Company that is not a Restricted Subsidiary of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

              (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.7 hereof; and

              (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
       (A) the net proceeds of such sale, liquidation or repayment and (B) the initial amount of such Restricted Investment.

              The foregoing provisions shall not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (3) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of subordinated Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any of the Company's (or any of its Subsidiaries') employees pursuant to any stock repurchase agreement, management equity subscription agreement or stock option agreement in effect as of the date of this Indenture or any similar agreement entered into after the date of this Indenture that is consistent with past practices; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2 million in any twelve-month period; and provided, further, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (5) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (6) the payment of the redemption price of rights issued pursuant to any shareholders' rights plan not in excess of $0.05 per right and not in excess of $1,000,000 in the aggregate; (7) payments made by the Company to any Subsidiary or by any Subsidiary to the Company or another Subsidiary pursuant to the Tax Sharing Agreement; (8) the payment of dividends with respect to shares of Capital Stock of any Subsidiary of the Company to holders thereof who are employees or directors of such Subsidiary in an aggregate amount not to exceed $350,000 in any 12-month period for all such shares of Capital Stock of Subsidiaries of the Company; and (10) Restricted Payments in an aggregate amount since the date hereof not to exceed $10,000,000.

              The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than five days after the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.6 were computed.

              In computing Consolidated Net Income for purposes of this Section 4.6, (i) the Company shall use audited financial statements for the portion of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would on the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

              The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Restricted Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

              Section 4.7. Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), neither the Company nor any Subsidiary Guarantor, if any, shall issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if:

                  (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis as set forth in the definition of Fixed Charge Coverage Ratio; and

                 (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Stock.

              Notwithstanding the foregoing, this Indenture shall not prohibit any of the following (collectively, "Permitted Indebtedness"): (a) the Indebtedness evidenced by the Securities; (b) the incurrence by the Company and any Subsidiary Guarantor, if any, of Indebtedness pursuant to Credit Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities does not, at any one time, exceed the greater of (i) $50 million or (ii) 10% of Total Assets determined as of the incurrence of the Indebtedness; (c) the guarantee by any Restricted Subsidiary of any Indebtedness that is permitted by this Indenture to be incurred by the Company, provided that Section 4.14 is satisfied in connection with the issuance of such guarantee; (d) all Indebtedness, Disqualified Stock and preferred stock of the Company and its Restricted Subsidiaries in existence as of the date of this Indenture or permitted to be incurred under any agreement to which any Restricted Subsidiary of the Company is a party in existence on the date of this Indenture; (e) intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, or between or among Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Securities and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be; (f) Indebtedness in connection with one or more standby letters of credit, guarantees, performance bonds or other reimbursement obligations, in each case, issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includible in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the Energy Business, and other than the extension of credit represented by such letter of credit guarantee or performance bond itself), not to exceed, in the aggregate at any given time 5% of Total Assets; (g) Indebtedness under Interest Rate Hedging Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant and that the aggregate notional principal amount of such agreements does not exceed the principal amount of the Indebtedness to which such agreements relate; (h) Indebtedness under Oil and Gas Hedging Contracts, provided that such contracts were entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (i) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness not otherwise permitted to be incurred pursuant to this paragraph, provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (i), together with all Permitted Refinancing Debt incurred pursuant to clause (j) of this paragraph in respect of Indebtedness previously incurred pursuant to this clause (i), does not exceed, at any one time, 5% of Total Assets; (j) Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refinance, extend, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred (including Indebtedness previously incurred pursuant to this clause (j), but excluding Indebtedness under clauses (c), (e), (f), (g), (h),
(k), (l) and (m)); (k) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services; (l) Indebtedness consisting of obligations in respect of purchase price adjustments, guarantees or indemnities in connection with the acquisition or disposition of assets; (m) production imbalances that do not, at any one time outstanding, exceed 2% of the Total Assets of the Company; (n) Indebtedness of a Subsidiary Guarantor, if any, in respect of the Subsidiary Guarantee, if any of such Subsidiary Guarantor; and

(o) the incurrence of Indebtedness or the issuance of Disqualified Stock by Mountaineer Gas Company ("Mountaineer") so long as (i) the Debt to Cash Flow Ratio for Mountaineer's most recently ended four full fiscal quarters immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been no more than 3 to 1, determined on a pro forma basis as set forth in the definition of Debt to Cash Flow Ratio and (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or would occur as a consequence of the incurrence of the additional Indebtedness. ESC may not incur any additional Indebtedness.

              Section 4.8. Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries of the Company on its Capital Stock or (y) pay any indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or (iii) transfer any of its properties or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof or any other Credit Facility, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or other Credit Facilities are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facilities as in effect on the date of this Indenture, (b) this Indenture and the Securities, (c) applicable law or regulations or any order, ruling or other determination by a governmental regulatory authority, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries (through the acquisition of Capital Stock or through a merger or consolidation) as in effect at the time of such acquisition (except, in the case of Indebtedness, to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness or Disqualified Stock was permitted by the terms of this Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (h) any instrument governing Indebtedness or preferred stock of a Restricted Subsidiary in existence on the date of this Indenture.

              Section 4.9.  Asset Sales.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or assets that are useful in the Energy Business ("Energy Business Assets"); provided that (A) the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any non-cash consideration received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of closing such Asset Sale, shall be deemed to be cash for purposes of this provision (to the extent of the cash received) and (B) the Company or such Restricted Subsidiary may accept consideration (including consideration in the form of assumption of liabilities) from such Asset Sale in other than cash, Cash Equivalents and Energy Business Assets if the aggregate fair market value (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board) of all consideration from all Asset Sales since the date hereof that is other than cash, Cash Equivalents and Energy Business Assets ("Other Consideration") at the time of such Asset Sale, less the sum of the amount of any cash and Cash Equivalents and the fair market value (as determined in good faith by the Company's Board of Directors and evidenced by a resolution of such Board) of any Energy Business Assets realized from, or received in exchange for, any Other Consideration prior to the time of such Asset Sale, does not exceed 5% of Total Assets at the time of such Asset Sale.

              Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to reduce Senior Debt, Guarantor Senior Indebtedness or Pari Passu Debt (provided that, in connection with a reduction of Pari Passu Debt, the Company or such Restricted Subsidiary redeems a pro rata portion of the Securities), (b) to acquire a controlling interest in another Energy Business if, as a result of such acquisition, such other Energy Business became a Restricted Subsidiary,
(c) to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Energy Business, (d) to purchase long-term assets that are used or useful in such Energy Business or (e) to repurchase any Securities. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt that is revolving debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied as provided in the first sentence of this paragraph shall (after the expiration of the 360 day period specified in the first sentence of this paragraph) be deemed to constitute "Excess Proceeds."

              When the aggregate amount of Excess Proceeds from one or more Asset Sales exceeds $10 million, the Company shall make an offer to all Holders of the Securities and, to the extent required by the terms of Pari Passu Debt, to all holders or lenders thereof (an "Asset Sale Offer") to purchase the maximum principal amount of the Securities and any such Pari Passu Debt to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase and, with respect to Pari Passu Debt, any applicable premium specified in the agreements relating thereto, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Debt, as applicable.

              To the extent that the aggregate principal amount of the Securities and Pari Passu Debt tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest thereon to the date of purchase and, if applicable, premium on Pari Passu Debt, is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes.

              If the aggregate principal amount of the Securities surrendered by Holders thereof and other Pari Passu Debt surrendered by holders or lenders thereof, collectively, plus accrued and unpaid interest thereon to the date of purchase and, if applicable, premium on Pari Passu Debt, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Debt to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Sale Offer.

              Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

              Section 4.10.  Liens.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien securing Indebtedness of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless contemporaneously therewith all payments under the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

              No Subsidiary Guarantor, if any, shall directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Debt or under any subordinated Indebtedness of such Subsidiary Guarantor on any asset or property of such Subsidiary Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Subsidiary Guarantee, if any, of such Subsidiary Guarantor is equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

              Section 4.11.  Offer to Repurchase Upon Change of Control.

              (a) Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount of the Securities plus accrued and unpaid interest if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) a description of the transaction or transactions that constitute the Change of Control; (2) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Securities tendered shall be accepted for payment; (3) the purchase price and the purchase date described below; (4) that any Security not tendered shall continue to accrue interest, if any; (5) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, if any, after the Change of Control Payment Date; (6) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (7) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have the Securities purchased; and (8) that Holders whose Securities are being purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to such party in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

              (b) On a Business Day that is no earlier than 30 days nor later than 60 days from the date that the Company mails or causes to be mailed notice of the Change of Control to the Holders (the "Change of Control Payment Date"), the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the relevant Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of such Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Securities so tendered the Change of

Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each tendering Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this Section 4.11, but in any event within 30 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Securities required by this Section 4.11. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

              The Change of Control provisions described above shall be applicable whether or not any other provisions of this Indenture are applicable.

              The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Securities (or portions thereof) validly tendered and not withdrawn under such Change of Control Offer.

              Section 4.12.  Transactions with Affiliates.

              The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to an Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2 million but less than or equal to $5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million but less than or equal to $10 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved in good faith by a majority of the members of the Board of Directors who are disinterested with respect to such Affiliate Transaction, which resolution shall be conclusive evidence of compliance with this provision, and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal, engineering or investment banking firm of national standing; provided that the following shall not be deemed Affiliate
Transactions: (1) transactions contemplated by any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (2) transactions between or among the Company and/or its Subsidiaries, (3) Restricted Payments and Permitted Investments that are permitted by Section 4.6 hereof and (4) the following agreements in effect on the date hereof: (i) that certain Lease Agreement dated May 11, 1987 between Texas International Petroleum Corporation, predecessor to Energy Centre, Inc., and Eastern American Energy Corporation ("Eastern American"), including all amendments thereto; (ii) that certain Agreement dated June 30, 1993 between Kenneth W. Brill and the Company granting the Company an option to purchase 15,400 shares of the Company's common stock owned by Mr. Brill; (iii) that certain Buy-Sell Stock Option Agreement dated May 20, 1997] between F. H. McCullough, III, Kathy L. McCullough and the Company granting the Company an option to purchase 11,920 shares of the Company's Common Stock owned jointly by
F. H. McCullough, III and Kathy L. McCullough; (iv) that certain Buy-Sell Stock Option Agreement dated July 8, 1996 between Kenneth W. Brill and the Company granting the Company an option to purchase 64,000 shares of the Company's common stock owned by Mr. Brill; (v) the Eastern American Incentive Stock Plan implemented by the Company in 1987; (vi) those certain Incentive Stock Option Agreements dated December 1994 between the Company and J. Michael Forbes, Donald C. Supcoe and Richard E. Heffelfinger, granting the individuals the option to purchase 3,200, 3,200 and 6,400 shares of the Company's common stock, respectively; and (vii) Drilling Programs between the Company and its officers and directors.

              Section 4.13.  Sale and Leaseback Transactions.

              The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or its Restricted Subsidiaries may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the test set forth in the first paragraph of Section 4.7 hereof or
(ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by a resolution the Board of Directors set forth in an Officers' Certificate delivered to the Trustee, which determination shall be conclusive evidence of compliance with this provision) of the property that is the subject of such sale and leaseback transaction and the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the net proceeds of such transaction in compliance with Section 4.9 hereof.

              Section 4.14. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

              (a) The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary (in each case, the "Guaranteed Debt" ) unless
(i) if such Restricted Subsidiary is not a Subsidiary Guarantor, such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture, substantially in the form of Exhibit D hereto or such other form as may be reasonably satisfactory to the Trustee and the Company, to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary, (ii) if the Securities or the Subsidiary

Guarantee (if any) of such Restricted Subsidiary are subordinated in right of payment to the Guaranteed Debt, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to the Guaranteed Debt substantially to the same extent as the Securities or the Subsidiary Guarantee are subordinated to the Guaranteed Debt under this Indenture, (iii) if the Guaranteed Debt is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, any such guarantee of such Restricted Subsidiary with respect to the Guaranteed Debt shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Securities substantially to the same extent as the Guaranteed Debt is subordinated to the Securities or the Subsidiary Guarantee (if any) of such Restricted Subsidiary, (iv) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and (v) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Subsidiary Guarantee of the Securities has been duly executed and authorized and (B) such Subsidiary Guarantee of the Securities constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

              (b) Notwithstanding the foregoing and the other provisions of this Indenture, any Subsidiary Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture ) or (ii) in the case of a guarantee incurred pursuant to clause
(a) of this covenant, the release or discharge of the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee.


              Section 4.15. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.

              The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except (i) to the Company or a Wholly Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary remains a Restricted Subsidiary, (iii) shares of nonvoting

Capital Stock of Restricted Subsidiaries may be issued or sold to employees or directors of the Company or any Subsidiary; or (iv) if all shares of Capital Stock of such Restricted Subsidiary are sold or otherwise disposed of; provided, however, that in connection with any sale pursuant to this clause
(iv), the Company may retain no more than 10% of the outstanding Capital Stock of the Restricted Subsidiary being sold as security for the payment of the purchase price in connection with such sale or as security for the payment or performance of any other obligation or liability of the purchaser in connection therewith. In connection with any such sale or disposition of Capital Stock, the Company shall comply with Section 4.9 hereof.

              Section 4.16.  Corporate Existence.

              Subject to Article 5 hereof, the Company and the Subsidiaries shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter, partnership agreement and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company and the Subsidiaries shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Board of Directors of the relevant Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

              Section 4.17.  No Layering.

              Notwithstanding the provisions of Section 4.7 hereof, the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities.
No Subsidiary Guarantor, if any, shall incur any Indebtedness if such Indebtedness is expressly subordinate in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. The foregoing limitations shall not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in accordance with the provisions of this Indenture in respect of some but not all such Indebtedness.

              Section 4.18.  Business Activities.

              The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any material respect in any business other than the Energy Business.

                                   ARTICLE 5
                                   SUCCESSORS

              Section 5.1. Merger, Consolidation, or Sale of Substantially All Assets.

              The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity (if the Company is not the continuing obligor under this Indenture) assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately before and after giving effect to such transaction or series of transactions no Default or Event of Default exists; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company and its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction or series of transactions), the Consolidated Net Worth of the Company and its Subsidiaries or the Surviving Entity (if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company and its Subsidiaries immediately prior to such transaction or series of transactions; (v) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee, if any, shall apply to such Person's obligations under this Indenture and the Securities; (vi) the Company or Surviving Entity (if the Company is not the continuing obligor under this Indenture) will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 4.7 hereof; and (vii) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; provided that (x) in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses
(iii), (iv) and (v), and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this
Section 5.1; provided, however that the requirements of clause (iv) and (vi) above shall not apply with respect to a merger of the Company with and into a Wholly Owned Restricted Subsidiary, a merger of a Wholly Owned Restricted Subsidiary with and into the Company or a merger of a Wholly Owned Restricted Subsidiary with and into another Wholly Owned Restricted Subsidiary.

              Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 4.7.

              Section 5.2.  Successor Corporation Substituted.

              Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the Surviving Entity shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.1 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

              Section 6.1.  Events of Default.

              An "Event of Default" occurs if:

              (1) the Company defaults in the payment of interest, if any, on the Securities when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

              (2) the Company defaults in the payment of the principal of or premium, if any, on the Securities, whether or not such payment is prohibited by the provisions of Article 10 hereof;

              (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Article 5 hereof;

              (4) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.3, 4.6, 4.7,

       4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 4.18 hereof and the Default continues for the period and after the notice specified below;

              (5) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and the Default continues for 60 consecutive days after the notice specified below;

              (6) except as permitted herein, any Subsidiary Guarantee, if any, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, if any, or any Person acting on behalf of such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

              (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or shall be created hereafter, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10 million (or its equivalent in any other currency) or more;

              (8) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 90 days and that require the payment of money, either individually or in an aggregate amount, in excess of $10 million (net of applicable insurance coverage which is acknowledged in writing by the insurer or which has been determined to be applicable by a final, non-appealable determination by a court of competent jurisdiction);

              (9) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                     (a)    commences a voluntary case or proceeding,

                     (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                     (c) consents to the appointment of a Custodian of it or for all or substantially all of its property or

                     (d) makes a general assignment for the benefit of its creditors;

              (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (a) is for relief against the Company or any Restricted Subsidiary in an involuntary case or proceeding,

                     (b) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary or

                     (c) orders the liquidation of the Company or any Subsidiary,

       and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

              The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               A Default under clause (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 30 consecutive days after receipt of the notice. A Default under clause (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

              Section 6.2.  Acceleration.

              If an Event of Default (other than an Event of Default specified in clauses (9) and (10) of Section 6.1 hereof) relating to the Company or any Subsidiary Guarantor, if any, occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal amount of and any accrued and unpaid interest on all the Securities to be due and payable immediately. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall notify the holders of Designated Senior Debt of such acceleration. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that so long as any Designated Senior Debt or any commitment therefor is outstanding, any such notice or declaration shall not become effective until the earlier of (a) five Business Days after such notice is delivered to the representative for the Designated Senior Debt or (b) the acceleration of any Designated Senior Debt and thereafter, payments on the Securities pursuant to this Article 6 shall be made only to the extent permitted pursuant to Article 10 herein. Notwithstanding the foregoing, if any Event of Default specified in clause (9) or (10) of Section 6.1 hereof relating to the Company, or any Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act or notice on the part of the Trustee or any Holder.

              After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of principal, premium, if any, and interest on the Securities due under this Article 6 has been obtained by the Trustee, Holders of a majority in principal amount of the then outstanding Securities by written notice to the Company and the Trustee may rescind an acceleration and its consequences if (i) the Company or any Subsidiary Guarantor, if any, has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (b) all overdue interest on the Securities, if any,
(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iii) all existing Events of Default (except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

              Section 6.3.  Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                     Section 6.4.  Waiver of Past Defaults.

              Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium and liquidated damages, if any, or interest on, the Securities (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

              Section 6.5.  Control by Majority.

              Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability it being understood that (subject to Section 7.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such holders.

              Section 6.6.  Limitation on Suits.

              A Holder of a Security may pursue a remedy with respect to this Indenture or the Securities only if:

              (a) the Holder of a Security gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

              (c) such Holder of a Security or Holders of Securities offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

              Section 6.7.  Rights of Holders of Securities to Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

              Section 6.8.  Collection Suit by Trustee.

              If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor, if any, for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

              Section 6.9.  Trustee May File Proofs of Claim.

              The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantors, if any (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

              Section 6.10.  Priorities.

              If the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article 10, pay out the money in the following order:

              First: to the Trustee, its agents and attorneys for amounts due under Sections 6.8 and 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

              Second:  to Senior Debt to the extent required by Article 10;

              Third: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and accrued interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and accrued interest, as the case may be, respectively; and

              Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

              The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

              Section 6.11.  Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

              Section 6.12.  Stay, Extension and Usury Laws.

              Each of the Company and the Subsidiary Guarantors, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors, if any (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.





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
                                   ARTICLE 7
                                    TRUSTEE

              Section 7.1.  Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

              (b)    Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, requests, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)  this paragraph does not limit the effect of paragraph
       (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

              (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

              (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have furnished to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              Section 7.2.  Rights of Trustee.

              (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

              (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor, if any, shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

              (g) Except with respect to Sections 4.1 and 4.4 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.1, 4.4 and 6.1(1) or (2) hereof or
(ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge. For the purposes of this clause (g) only, "actual knowledge" shall mean the actual fact or statement of knowing, without any duty to make investigation with regard thereto.

              (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

              (i) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

              (j) The permissive rights of the Trustee to perform the acts enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

                  Section 7.3.  Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors, if any, or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

              Section 7.4.  Trustee's Disclaimer.

              The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, or the Subsidiary Guarantees, if any, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or in any certificate delivered pursuant hereto or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

              Section 7.5.  Notice of Defaults.

              If a Default or Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to Holders of Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Security, the Trustee may withhold the





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
notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

              Section 7.6.  Reports by Trustee to Holders of the Securities.

              Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and transmit by mail all reports as required by TIA Section 313(c).

              A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

              Section 7.7.  Compensation and Indemnity.

              The Company and the Subsidiary Guarantors, if any, shall pay to the Trustee from time to time such compensation as the parties shall agree in writing from time to time for its acceptance of this Indenture and services hereunder, including, without limitation, extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors, if any, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company and the Subsidiary Guarantors, if any, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Subsidiary Guarantors, if any (including this Section 7.7), and investigating or defending itself against any claim (whether asserted by the Company, the Subsidiary Guarantors, if any, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Subsidiary Guarantors, if any, promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Subsidiary Guarantors, if any, shall not relieve the Company and the Subsidiary Guarantors, if any, of their obligations hereunder. The Company and the Subsidiary Guarantors, if any, shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors, if any, shall pay the reasonable fees and expenses of such counsel. The Company and the Subsidiary Guarantors, if any, need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

              The obligations of the Company and the Subsidiary Guarantors, if any, under this Section 7.7 are joint and several and shall survive the satisfaction and discharge of this Indenture.

              To secure the Company's and the Subsidiary Guarantors', if any, payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.
Such Lien shall survive the satisfaction and discharge of this Indenture.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

              Section 7.8.  Replacement of Trustee.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

              The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Securities of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (a)  the Trustee fails to comply with Section 7.10 hereof;

              (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (c) a Custodian or public officer takes charge of the Trustee or its property; or

              (d)    the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Securities of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee, after written request by any Holder of a Security who has been a Holder of a Security for at least six months, fails to comply with Section 7.10, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

              Section 7.9.  Successor Trustee by Merger, etc.

              If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

              Section 7.10.  Eligibility; Disqualification.

              There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee is subject to TIA Section
 310(b).

              Section 7.11.  Preferential Collection of Claims Against Company.

              The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

              Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

              The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

              Section 8.2.  Legal Defeasance and Discharge.

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities and the Subsidiary Guarantees, if any, thereof on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust fund described in
Section 8.4 hereof, and as more fully set forth in such Section, (b) the Company's obligations with respect to such Securities under Article 2 and
Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
(d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

              Section 8.3.  Covenant Defeasance.

              Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15, 4.17 and 4.18 hereof and in clause (iv) of Section 5.1 and the covenants contained in the Subsidiary Guarantees, if any, with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any compliance certificate, direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture, such Securities and such Subsidiary Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3) (but only with respect to the Company's failure to observe or perform the covenants, conditions and agreements of the Company under clause (iv) of Section 5.1), 6.1(4), 6.1(7) and 6.1(8) hereof shall not constitute Events of Default.

              Section 8.4.  Conditions to Legal or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

              In order to exercise either Legal Defeasance or Covenant
Defeasance:

              (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

              (b) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.1(9) or 6.1(10) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

              (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (g) the Company shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

              Section 8.5. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

              Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company and the Subsidiary Guarantors, if any, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

              Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

              Section 8.6.  Repayment to Company.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

              Section 8.7.  Reinstatement.

              If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Subsidiary Guarantors, if any, under this Indenture, the Securities and the Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof, as the case may be; provided, however, that if the Company or any Subsidiary Guarantor, if any, makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company or such Subsidiary Guarantor, if any, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.





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

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

              Section 9.1.  Without Consent of Holders of Securities.

              Notwithstanding Section 9.2 of this Indenture, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees, if any, without the consent of any Holder of a Security:

              (a)    to cure any ambiguity, defect or inconsistency;

              (b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

              (c) to provide for the assumption of the Company's obligations or any Subsidiary Guarantor's, if any, obligations to the Holders of the Securities in the case of a merger or consolidation pursuant to Article 5 hereof;

              (d) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder of the Security;

              (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

              (f)  to add a Subsidiary Guarantee under this Indenture.

              Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, if any, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors, if any, in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

              Section 9.2.  With Consent of Holders of Securities.

              Except as provided below in this Section 9.2, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees, if any, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities).

              Any amendment to the provisions of Article 10 of this Indenture shall require the consent of the Holders of at least 66 2/3% in principal amount of the Securities then outstanding if such amendment would adversely affect the rights of Holders of such Securities; provided that, no amendment may be made to the provisions of Article 10 of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to consent) consent to such change.

              Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or any Subsidiary Guarantor, if any, with any provision of this Indenture, the Securities or the Subsidiary Guarantee, if any. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

              (a) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

              (b) reduce the principal of or change the fixed maturity of any Security;

              (c) reduce the rate of or change the time for payment of interest on any Security;

              (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in principal amount of such Securities and a waiver of the payment default that resulted from such acceleration);

              (e) make any Security payable in money other than that stated in the Securities;

              (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal or premium, if any, or interest on the Securities;

              (g) make any change in the foregoing amendment and waiver provisions; or

              (h) except as provided for in Article 8 hereof, release a Subsidiary Guarantor, if any, from its obligations under its Subsidiary Guarantee, if any, or make any change in a Subsidiary Guarantee, if any, that would adversely affect the Holders.

              Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors, if any, as the case may be, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors, if any, in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

              It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

              Section 9.3.  Compliance with Trust Indenture Act.

              Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

              Section 9.4.  Revocation and Effect of Consents.

              Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

              Section 9.5.  Notation on or Exchange of Securities.

              The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

              Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

              Section 9.6.  Trustee to Sign Amendment, etc.

              The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Subsidiary Guarantor, if any, may sign an amendment or supplemental Indenture until its respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.


                                   ARTICLE 10
                                 SUBORDINATION

              Section 10.1.  Agreement to Subordinate.

              The Company agrees, and each Holder by accepting a Security agrees, that (i) the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities (including any obligation to repurchase the Securities) is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed, which will include borrowings under the Credit Agreement, and (ii) the subordination is for the benefit of the holders of Senior Debt. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement.
All provisions of this Article 10 shall be subject to Section 10.12.

              Section 10.2.  Designated Senior Debt.

              All Designated Senior Debt now or hereafter existing and all other Obligations relating thereto shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash (or other form of payment consented to by the holders of such Designated Senior Debt) with respect to such Designated Senior Debt and all other Obligations with respect thereto.

              Section 10.3.  Liquidation; Dissolution; Bankruptcy.

              Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

              (1) the holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities; and

              (2) until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of the Securities would be entitled shall be made to the Holders of Senior Debt.

In each case, notwithstanding the foregoing, Holders of Securities may receive Equity Interests and securities that are subordinated at least to the same extent as the Securities are subordinated to Senior Debt and payments made from any defeasance trust created pursuant to Section 8.1 hereof provided that the applicable deposit does not violate Article 8 or 10 of this Indenture.

              To the extent any payment of or distribution in respect of Senior Debt (whether by or on behalf of the Company or any Subsidiary Guarantor, if any, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent, invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

              Section 10.4.  Default on Designated Senior Debt.

              The Company may not make any payment (whether by redemption, purchase, retirements, defeasance or otherwise) upon or in respect of the Securities (other than payment of Equity Interests and securities that are subordinated at least to the same extent as the Securities are subordinated to Senior Debt and payments and other distributions made from any defeasance trust created pursuant to Section 8.1 hereof if the applicable deposit does not violate Article 8 or 10 of this Indenture), until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full if:

                  (i) a default in the payment of any principal of, premium, if any, or interest on Designated Senior Debt occurs; or

                 (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) would permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity ("non-payment default") and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days shall have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No non-payment default in respect of any Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default shall have been cured or waived for a period of no less than 90 days.

              The Company shall resume payments on and distributions in respect of the Securities upon:

              (1) in the case of a default referred to in Section 10.4(i) hereof the date upon which the default is cured or waived, or

              (2) in the case of a default referred to in Section 10.4(ii) hereof, the earliest of (1) the date on which such nonpayment default is cured or waived and (2) 179 days after the date on which the applicable Payment Blockage Notice is received unless (A) the maturity of any Designated Senior Debt has been accelerated or (B) a Default or Event of Default under Section 6.1(9) or (10) has occurred and is continuing, if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

              Section 10.5.  Acceleration of Securities.

              If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

              Section 10.6.  When Distribution Must Be Paid Over.

              In the event that the Trustee or any Holder receives any payment or distribution of or in respect of any Obligations with respect to the Securities at a time when such payment or distribution is prohibited by Section
10.3 or Section 10.4 hereof, such payment or distribution shall be held by the Trustee (if the Trustee has actual knowledge that such payment or distribution is prohibited by Section 10.3 or 10.4) or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

              With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and, except as provided in
Section 10.12, shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Securities or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

              Section 10.7.  Notice by Company.

              The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company or any Subsidiary Guarantor, if any, that would cause a payment of any Obligations with respect to the Securities or the related Subsidiary Guarantees, if any, to violate this Article, but failure to give such notice shall not affect the subordination of the Securities and the related Subsidiary Guarantees, if any, to the Senior Debt as provided in this Article.

              Section 10.8.  Subrogation.

              After all Senior Debt is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions and payments applicable to Senior Debt to the extent that distributions and payments otherwise payable to the Holders of Securities have been applied to the payment of Senior Debt. A payment or distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on the Securities.

              Section 10.9.  Relative Rights.

              This Article defines the relative rights of Holders of Securities and the holders of Senior Debt. Nothing in this Indenture shall:

              (1) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

              (2) affect the relative rights of Holders of Securities and creditors of the Company other than their rights in relation to holders of Senior Debt; or

              (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Securities.

              If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default or Event of Default.

              Section 10.10. Subordination May Not Be Impaired by Company or the Subsidiary Guarantors.

              No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article Ten will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary Guarantor, if any, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Subsidiary Guarantor, if any, with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Debt may have or otherwise be charged with. The provisions of this Article Ten are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

              Section 10.11.  Payment, Distribution or Notice to
Representative.

              Whenever a payment or distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

              Upon any payment or distribution of assets or securities of the Company referred to in this Article 10, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Subsidiary Guarantor, if any, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

              Section 10.12.  Rights of Trustee and Paying Agent.

              Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities unless the Trustee shall have received at its Corporate Trust Office at least one Business Day prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article, which notice shall specifically refer to Section 10.3 or 10.4 hereof. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

              The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

              Section 10.13.  Authorization to Effect Subordination.

              Each Holder by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, each lender under the Credit Agreement is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities and the related Subsidiary Guarantees, if any.

              Section 10.14.  Amendments.

              No amendment may be made to the provisions of or the definitions of any terms appearing in this Article 10, or to the provisions of Section 6.2 relating to the Designated Senior Debt, that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or Representative authorized to give a consent) consent to such change.

              Section 10.15.  No Waiver of Subordination Provisions.

              Without in any way limiting the generality of Section 10.9 of this Indenture, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and each Subsidiary Guarantor, if any, and any other Person.

              Section 10.16. Not To Prevent Events of Default or Limit Right To Accelerate.

              The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders of the Securities or the Trustee to accelerate the maturity of the Securities.

              Section 10.17.  Trust Moneys Not Subordinated.

              Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 10, and none of the Holders of the Securities shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

              Section 10.18.  "Trustee" to Include Paying Agent.

              In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.


                                   ARTICLE 11
                                 MISCELLANEOUS

              Section 11.1.  Trust Indenture Act Controls.

              If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provisions of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the letter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

              Section 11.2.  Notices.

              Any notice or communication by the Company or the Subsidiary Guarantors, if any, or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

              If to the Company or any Subsidiary Guarantor, if any:

                     Energy Corporation of America
                     4643 South Ulster Street
                     Suite 1100
                     Denver, Colorado  80237
                     Telecopier No.:  (303) 694-2763
                     Attention:  John Mork

              With a copy to:

                     Andrews & Kurth LLP
                     4200 Texas Commerce Tower
                     Houston, Texas  77002
                     Telecopier No.:  (713) 220-4285
                     Attention:  Thomas P. Mason

              If to the Trustee:

                     The Bank of New York
                     101 Barclay Street, Floor 21 West
                     New York, New York  10286
                     Attention:  Corporate Trust Administration

              The Company or any Subsidiary Guarantor, if any, or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

              All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by telecopy; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

              Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

              If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

              If the Company or any Subsidiary Guarantor, if any, mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

              Section 11.3. Communication by Holders of Securities with Other Holders of Securities.

              Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, if any, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

              Section 11.4.  Certificate and Opinion as to Conditions
Precedent.

              Upon any request or application by the Company or any Subsidiary Guarantor, if any, to the Trustee to take any action under this Indenture, the Company or such Subsidiary Guarantor, as the case may be, shall furnish to the
Trustee:

              (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

              Section 11.5.  Statements Required in Certificate or Opinion.

              Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

              (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

              Section 11.6.  Acts of Holders; Rules by Trustee and Agents.

              Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.

              The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

              Section 11.7. No Personal Liability of Directors, Officers, Employees and Stockholders.

              No director, officer, employee, incorporator or stockholder of the Company or a Subsidiary Guarantor, if any, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee, if any, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

              Section 11.8.  Governing Law.

              THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES, IF ANY.

              Section 11.9.  No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture and the Subsidiary Guarantees, if any.

              Section 11.10.  Successors.

              All agreements of the Company and each Subsidiary Guarantor, if any, in this Indenture, the Securities and the Subsidiary Guarantees, if any, shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

              Section 11.11.  Severability.

              In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              Section 11.12.  Counterpart Originals.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

              Section 11.13.  Table of Contents, Headings, Etc.

              The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                            SIGNATURES

Dated as of

May 23, 1997                                ENERGY CORPORATION OF AMERICA


                                            By: /s/ JOHN MORK
                                                -------------------------------
                                            Name:   John Mork
                                                -------------------------------
                                            Title:  CEO
                                                -------------------------------



                                            THE BANK OF NEW YORK


                                            By: /s/ WALTER N. GITLIN
                                                -------------------------------
                                            Name:   Walter N. Gitlin
                                                -------------------------------
                                            Title:  Vice-President
                                                -------------------------------

                                                                       EXHIBIT A



                         [FORM OF FACE OF INITIAL NOTE]

                                 SERIES A NOTE

                           [Global Securities Legend]

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

              THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER

THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, ANY SUBSIDIARY GUARANTOR, IF ANY, OR ANY AFFILIATE OF THE COMPANY OR ANY SUBSIDIARY GUARANTOR, IF ANY, WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH CASE, ONLY IF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                   _____% Senior Subordinated Notes due 2007


No.                                                                   $________
CUSIP Number:

                         ENERGY CORPORATION OF AMERICA

promises to pay to
or registered assigns,
the principal sum of

DOLLARS on __________, 2007.

Interest Payment Dates: ____________ and _________________
Record Dates: ______________________ and _________________





                (the rest of this page left blank intentionally)

                                            ENERGY CORPORATION OF AMERICA


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


This is one of the Securities referred
to in the within-mentioned
Indenture:


THE BANK OF NEW YORK
as Trustee

By
  ---------------------------------
       Authorized Signatory

Dated:  _______________, ____

                               (Back of Security)

                   [    ]% Senior Subordinated Notes due 2007


              Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

              1. Interest. Energy Corporation of America, a West Virginia corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate of [ ]% per annum, which interest shall be payable in cash semiannually in arrears on each ________ and ________, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be _______. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              2. Method of Payment. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Security as of the close of business on the ________ or ________ immediately preceding such Interest Payment Date (the "Record Date"), even if this Security is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Security will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, in the event the Securities do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Security at its address set forth in the register of Holders of Securities; provided that all payments with respect to the Global Securities and definitive Securities having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Subsidiary Guarantor, if any, or any other of the Company's Subsidiaries may act in any such capacity.

              4. Indenture. The Company issued the Securities under an Indenture dated as of May [ ], 1997 ("Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust

Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Company equal in an aggregate principal
amount to $200,000,000 and will mature on [        ], 2007.

              The Securities are general unsecured senior subordinated obligations of the Company limited to $200.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

              5.     Optional Redemption.

              (a)    The Securities are not redeemable at the Company's option
prior to [        ], 2002.  From and after [        ], 2002, the Securities
will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if
redeemed during the twelve-month period beginning on [         ] of the years
indicated below:

       YEAR                                              PERCENTAGE
       ----                                              ----------
       2002     . . . . . . . . . . . . . . . . . . . .   [      ]%
       2003     . . . . . . . . . . . . . . . . . . . .   [      ]%
       2004     . . . . . . . . . . . . . . . . . . . .   [      ]%
       2005 and thereafter  . . . . . . . . . . . . . .   100.0000%

              (b)    Notwithstanding the provisions of clause (a) of this
Paragraph 5, prior to [          ], 2000 the Company may, at its option, on any
one or more occasions, redeem up to 33 1/3% of the original aggregate principal
amount of the Securities at a redemption price equal to $[   ] of the principal
amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of public sales of Common Stock of the Company; provided that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such Common Stock.

              6.     Mandatory Redemption.

              Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

              7.     Repurchase at Option of Holder.

              (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Securities to require the Company to repurchase such Securities upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Securities required by Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company and each Subsidiary Guarantor, if any, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

              (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of the Securities and, to the extent required by the terms of Pari Passu Debt, to all holders or lenders thereof (an "Asset Sale Offer") to purchase the maximum principal amount of the Securities and any such Pari Passu Debt to the extent required by the terms thereof that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase and, with respect to Pari Passu Debt, any applicable premium specified in the agreements relating thereto, in accordance with the procedures set forth in
Section 3.9 of the Indenture or the agreements governing the Pari Passu Debt, as applicable.

              To the extent that the aggregate principal amount of the Securities and Pari Passu Debt tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest thereon to the date of purchase, if applicable, premium on Pari Passu Debt, is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes.

              If the aggregate principal amount of the Securities surrendered by Holders thereof and other Pari Passu Debt surrendered by holders or lenders thereof, collectively, plus accrued and unpaid interest thereon to the date of purchase, and, if applicable, premium on Pari Passu Debt, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Debt to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Sale Offer.

              Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

              8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Securities called for redemption.

              9. Denominations, Transfer, Exchange. The Securities may be issued initially in the form of one or more fully registered Global Securities. The Securities may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part.
Also, it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

              10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

              11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Securities), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations or any Subsidiary Guarantor's, if any, obligation to Holders of the Securities in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to add a Subsidiary Guarantee under the Indenture.

              12. Defaults and Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (iii) failure by the Company to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with the provisions of Sections 4.3, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.17 and 4.18 of the Indenture; (v) failure by the Company for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of its other agreements or covenants in, or provisions of, this Security or in the Indenture; (vi) except as permitted by the Indenture, any Subsidiary Guarantee, if any, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, if any, or any Person acting on behalf of such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million (or its equivalent in any other currency) or more; (viii) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 90 days and that require the payment in money, either individually or in an aggregate amount, that is more than $10 million (net of applicable insurance coverage which is acknowledged in writing by the insurer or which has been determined to be applicable by a final, non-appealable determination by a court of competent jurisdiction); and (ix) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary. If any Event of Default (other than an Event of Default described in clause (ix) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

              13. Subordination. The Securities are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

              14. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

              15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

              16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

              17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.

              18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     Energy Corporation of America
                     4643 South Ulster Street
                     Suite 1100
                     Denver, Colorado  80237

                                ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

Date:                                      Your Signature:
     --------------------                                 ----------------------

Signature Guarantee:(*)
                       -------------------------------
                       (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

       1 [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

       2 [ ]         transferred to the Company; or

       3 [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or





--------------------

(*/) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

       4 [ ] transferred pursuant to an effective registration statement under the Securities Act; or

       5 [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

       6 [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

       7 [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                                  ------------------------------
                                                              Signature
Signature Guarantee:(*)

----------------------------------                ------------------------------
(Signature must be guaranteed)                                Signature





--------------------

(*/) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE


              If you want to elect to have this Security purchased by the Company pursuant to Section 4.9 or 4.11 of the Indenture, check the box below:


                     Section 4.9                  Section 4.11


              If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.9 or Section 4.11 of the Indenture, state the principal amount you elect to have purchased: $______________



Date:                              Your Signature:
     --------------                               ------------------------------

       (Sign exactly as your name appears on the face of this Security)


                                           Signature Guarantee:(*)
                                                                ----------------






----------------------------------

(*/) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


              The following increases or decreases in this Global Security have been made:


                                                                         Principal Amount            Signature of
                Amount of decrease           Amount of increase          of this Global              authorized officer
                in Principal                 in Principal                Security following          of Trustee or
 Date of        Amount of this               Amount of this              such decrease or            Securities
 Exchange       Global Security              Global Security             increase                    Custodian

                                                                       EXHIBIT B


                                   EXHIBIT B

                        (Form of Face of Exchange Note)

                                 SERIES B NOTE

                           [Global Securities Legend]

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                   _____% Senior Subordinated Notes due 2007


No.                                                                  $__________
CUSIP Number:

                         ENERGY CORPORATION OF AMERICA


promises to pay to

or registered assigns,

the principal sum of

DOLLARS on __________, 2007.

Interest Payment Dates: ____________ and _________________
Record Dates: ______________________ and _________________



                (the rest of this page left blank intentionally)

                                      ENERGY CORPORATION OF AMERICA


                                      By:
                                         --------------------------------
                                        Name:
                                        Title:



                                      By:
                                         --------------------------------
                                        Name:
                                        Title:

This is one of the Securities
referred to in the within-mentioned
Indenture:


THE BANK OF NEW YORK
as Trustee

By
  ------------------------------------
       Authorized Signatory

Dated:                 ,
        ---------------  ----

                               (Back of Security)

                   [    ]% Senior Subordinated Notes due 2007


               Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
                            1.     Interest.  Energy Corporation of America, a
Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate of [ ]% per annum, which interest shall be payable in cash semiannually in arrears on each ________ and ________, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be ________. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              2. Method of Payment. On each Interest Payment Date the Company will pay interest to the Person who is the Holder of record of this Security as of the close of business on the ________ or ________ immediately preceding such Interest Payment Date (the "Record Date"), even if this Security is cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on this Security will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, in the event the Securities do not remain in book-entry form, at the option of the Company, payment of interest may be made by check mailed to the Holder of this Security at its address set forth in the register of Holders of Securities; provided that all payments with respect to the Global Securities and definitive Securities having an aggregate principal amount of $5.0 million or more the Holders of which have given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Subsidiary Guarantor, if any, or any other of the Company's Subsidiaries may act in any such capacity.

              4. Indenture. The Company issued the Securities under an Indenture dated as of May [ ], 1997 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Company equal in an
aggregate principal amount to $200,000,000 and will mature on [        ], 2007.

              The Securities are general unsecured senior subordinated obligations of the Company limited to $50.0 million aggregate principal amount (subject to Section 2.7 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

              5.     Optional Redemption.

              (a)    The Securities are not redeemable at the Company's option
prior to [        ], 2002.  From and after [        ], 2002, the Securities
will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if
redeemed during the twelve-month period beginning on [         ] of the years
indicated below:

       YEAR                                             PERCENTAGE
       ----                                             ----------
       2002 . . . . . . . . . . . . . . . . . . . . . .  [      ]%
       2003 . . . . . . . . . . . . . . . . . . . . . .  [      ]%
       2004 . . . . . . . . . . . . . . . . . . . . . .  [      ]%
       2005 and thereafter  . . . . . . . . . . . . . .  100.0000%

              (b)    Notwithstanding the provisions of clause (a) of this
Paragraph 5, prior to [          ], 2000 the Company may, at its option, on any
one or more occasions, redeem up to 33 1/3% of the original aggregate principal
amount of the Securities at a redemption price equal to $[   ] of the principal
amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net proceeds of public sales of Common Stock of the Company; provided that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding immediately after the occurrence of such redemption; and provided, further, that any such redemption shall occur within 60 days after the date of the closing of the related sale of such Common Stock.

              6.     Mandatory Redemption.

              Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

              7.     Repurchase at Option of Holder.

              (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). The right of the Holders of the Securities to require the Company to repurchase such Securities upon a Change of Control may not be waived by the Trustee without the approval of the Holders of the Securities required by Section 9.2 of the Indenture. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Payment shall be made on a business day not less than 30 days nor more than 60 days after such notice is mailed. The Company and each Subsidiary Guarantor, if any, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

              (b) If the Company or a Restricted Subsidiary consummates any Asset Sales permitted by the Indenture, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make an offer to all Holders of the Securities and, to the extent required by the terms of Pari Passu Debt, to all holders or lenders thereof (an "Asset Sale Offer") to purchase the maximum principal amount of the Securities and any such Pari Passu Debt to the extent required by the terms thereof that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase and, with respect to Pari Passu Debt, any applicable premium specified in the agreements relating thereto, in accordance with the procedures set forth in Section 3.9 of the Indenture or the agreements governing the Pari Passu Debt, as applicable. To the extent that the aggregate principal amount of the Securities and Pari Passu Debt tendered pursuant to an Asset Sale Offer, plus accrued and unpaid interest thereon to the date of purchase, if applicable, premium on Pari Passu Debt, is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of the Securities surrendered by Holders thereof and other Pari Passu Debt surrendered by holders or lenders thereof, collectively, plus accrued and unpaid interest thereon to the date of purchase, and, if applicable, premium on Pari Passu Debt, exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Pari Passu Debt to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

              8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the aggregate principal amount of the Securities called for redemption.

              9. Denominations, Transfer, Exchange. The Securities may be issued initially in the form of one or more fully registered Global Securities. The Securities may also be issued in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part.
Also, it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

              10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

              11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or the tender offer or exchange offer for, such Securities), and any existing Default or Event of Default under, or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for the assumption of the Company's obligations or any Subsidiary Guarantor's, if any, obligation to Holders of the Securities in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to add a Subsidiary Guarantee under the Indenture.

              12. Defaults and Remedies. Events of Default include: (i) default for 30 consecutive days in the payment when due of interest on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the provisions of Article 10 of the Indenture); (iii) failure by the Company to comply with the provisions of Article 5 of the Indenture; (iv) failure by the Company for 30 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with the provisions of Sections 4.3, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.17 and 4.18 of the Indenture; (v) failure by the Company for 60 consecutive days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding to comply with any of its other agreements or covenants in, or provisions of, this Security or in the Indenture; (vi) except as permitted by the Indenture, any Subsidiary Guarantee, if any, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary Guarantor, if any, or any Person acting on behalf of such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million (or its equivalent in any other currency) or more; (viii) a final non-appealable judgment or order or final non-appealable judgments or orders are rendered against the Company or any Restricted Subsidiary that remain unpaid or discharged for a period of 90 days and that require the payment in money, either individually or in an aggregate amount, that is more than $10 million (net of applicable insurance coverage which is acknowledged in writing by the insurer or which has been determined to be applicable by a final, non-appealable determination by a court of competent jurisdiction); and
(ix) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary. If any Event of Default (other than an Event of Default described in clause (ix) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 5 Business days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

              13. Subordination. The Securities are subordinated to Senior Debt of the Company. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities, including, but not limited to, the payment of principal of, premium, if any, and interest on the Securities, and any other payment Obligation of the Company in respect of the Securities is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) and authorizes the Trustee to give effect and appoints the Trustee as attorney-in-fact for such purpose.

              14. Trustee Dealings with Company. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

              15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

              16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

              17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act.

              18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                     Energy Corporation of America
                     4643 South Ulster Street
                     Suite 1100
                     Denver, Colorado  80237

                                ASSIGNMENT FORM

              To assign this Security, fill in the form below:

              I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)


       and irrevocably appoint                agent to transfer this Security
       on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                       Your Signature:
       -----------------                    --------------------
Signature Guarantee:(*)
                      -------------------------------
                       (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.


In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

       1 [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture); or

       2 [ ]         transferred to the Company; or





--------------------

(*/) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

       3 [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

       4 [ ] transferred pursuant to an effective registration statement under the Securities Act; or

       5 [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

       6 [ ] transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture); or

       7 [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6) or
(7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                           ---------------------------------
                                                       Signature
Signature Guarantee:*


-------------------------------            ---------------------------------
(Signature must be guaranteed)                         Signature






----------------------------------

(*/) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


              The following increases or decreases in this Global Security have been made:


                                                               Principal Amount of      Signature of
               Amount of decrease in   Amount of increase in   this Global Security     authorized officer of
 Date of       Principal Amount of     Principal Amount of     following such           Trustee or Securities
 Exchange      this Global Security    this Global Security    decrease or increase     Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Security purchased by the Company pursuant to Section 4.9 or 4.11 of the Indenture, check the box below:


                 [ ] Section 4.9              [ ] Section 4.11


              If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.9 or Section 4.11 of the Indenture, state the principal amount you elect to have purchased: $______________



Date:                                      Your Signature:
     ------------------                                   ----------------------

                                   (Sign exactly as your name appears on the
face of this Security)


                                                  Signature Guarantee:(*)
                                                                         -------






----------------------------------


(*/) Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                   EXHIBIT C


                                    FORM OF
                      TRANSFEREE LETTER OF REPRESENTATION



Energy Corporation of America
c/o The Bank of New York
101 Barclay Street
New York, New York 10286

Dear Sirs:

              This certificate is delivered to request a transfer of $
   principal amount of the     % Senior Subordinated Notes due __________ (the
"Securities") of Energy Corporation of America (the "Company").

              Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

              Name:
                     --------------------------------------
              Address:
                     --------------------------------------

              Taxpayer ID Number:
                                   ------------------------

              The undersigned represents and warrants to you that:

              1. We are an institutional "accredited investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and invest in or purchase securities similar to the

Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

              2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company of any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIP") that purchases for its own account or for the account of a QIP and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resales will not apply subsequent to the Resale Restriction Termination Date, if any resale or other transfer of the Securities is proposed to be made pursuant to clause
(e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.



                                                  Transferee:
                                                             -------------------

                                                  By:
                                                     ---------------------------

                                   EXHIBIT D

                      FORM OF SUPPLEMENTAL INDENTURE TO BE
                       DELIVERED BY SUBSIDIARY GUARANTORS


              SUPPLEMENTAL INDENTURE (this Supplemental Indentures) dated as of ________________, between _____________________ (the "Subsidiary Guarantors"), a subsidiary of Energy Corporation of America (or its successor), a company incorporated under the laws of the State of West Virginia (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

              WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 23, 1997, providing for the issuance of an aggregate principal amount at maturity of $200,000,000 of 9-1/2% Senior Subordinated Notes due 2007 (the "Notes");

              WHEREAS, Section 4.14 of the Indenture provides that, under certain circumstances, the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein; and

              WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

              NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

       1.     CAPITALIZED TERMS.

              Capitalized terms used herein without definition shall have the meanings as signed to them in the Indenture.

       2.     INDENTURE PROVISION PURSUANT TO WHICH GUARANTEE IS GIVEN.

              This Supplemental Indenture is being executed and delivered pursuant to Section 4.14 of the Indenture.

       3.     AGREEMENTS TO GUARANTEE.

              The Subsidiary Guarantor hereby agrees as follows:

              (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the obligations of the Company under the Indenture and the Notes, that:

                     (i) the principal of, premium, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                     (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

       Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

       4.     SUBORDINATION.

              The Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, that (a) the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee are subordinated in right of payment to the prior payment in full (when due) of all existing and future Guarantor Senior

Indebtedness of the Subsidiary Guarantor, including without limitation any guarantee by the Subsidiary Guarantor of the Indebtedness under the Credit Agreement or of any Senior Debt of the Company or of any Guarantor Senior Indebtedness of any other Subsidiary Guarantor, to the extent and in the matter provided in Article 10 of the Indenture (as if the Subsidiary Guarantor were the Company for purposes of such Article 10 and all defined terms used therein, and the Guarantor Senior Indebtedness of the Guarantor were Senior Debt), and this Subsidiary Guarantee is made subject to such provisions (which are hereby incorporated herein by reference), and (b) such subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness of the Subsidiary Guarantor.

       5.     EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE

              (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

              (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

              (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

              (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

              (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgement against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 6(b) of this Supplemental Indenture.

              (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Subsidiary Guarantor. the Trustee and the Holders shall continue as though no such proceeding had been instituted.

              (h) The Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                     (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                     (ii) in the event of any declaration of acceleration of such obligations as provided in such Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

              (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

              (j) The Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

       6.     SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

              (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

               (b) Except as set forth in Article 5 of the Indenture, upon the sale or disposition of all of the Capital Stock of the Subsidiary Guarantor by the Company or the Subsidiary of the Company, or upon the consolidation or merger of the Subsidiary Guarantor with or into any Person, or the sale of all or substantially all of the assets of the Subsidiary Guarantor (in each case, other than to an Affiliate of the Company), such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale, the Net Proceeds therefrom are treated in accordance with Section 4.9 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Company and the Subsidiary Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officer's Certificate of the Company or the Subsidiary Guarantor, as the case may be, to the effect that the Company or such Subsidiary Guarantor has complied with the first sentence of this Section 6(b), the Trustee shall execute any documents reasonably requested by the Company or the Subsidiary Guarantor, at the cost of the Company or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

       7.     RELEASES UPON RELEASE OF GUARANTEE OF GUARANTEED INDEBTEDNESS.

              Concurrently with the release or discharge of the Subsidiary Guarantor's guarantee of the payment of [describe indebtedness the guarantee of which gave rise to the delivery of this Supplemental Indenture] ("Guaranteed Debt") (other than a release or discharge by or as a result of payment under such guarantee of Guaranteed Indebtedness), the Subsidiary Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to
Section 5 of this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 7.7 of the Indenture.

       8.     NEW YORK LAW TO GOVERN.

              The substantive law of the State of New York shall govern and be used to construe this Supplemental Indenture.

       9.     COUNTERPARTS.

              The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

       10.    EFFECT OF HEADINGS.

              The Section headings herein are for convenience only and shall not effect the construction hereof.

       IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:                     ,
       --------------------  -------

                                   [SUBSIDIARY GUARANTOR]


                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:



Dated:                     ,
       --------------------  -------


                                    as Trustee


                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

                       ANNEX A TO SUPPLEMENTAL INDENTURE

                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE


       Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and
(c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

       Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

       The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.



Dated:                     ,
       --------------------  -------

                                   [SUBSIDIARY GUARANTOR]


                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:



Dated:                     ,
       --------------------  -------


                                    as Trustee


                                   By:
                                      ----------------------------------
                                      Name:
                                      Title: